Exhibit 10.52

RESOLUTION SPECIALTY MATERIALS INC.

2004 Stock Option Plan

ARTICLE I

PURPOSE OF THE PLAN

The purpose of the RESOLUTION SPECIALTY MATERIALS INC. 2004 STOCK OPTION PLAN (the “Plan”) is (a) to further the growth and success of Resolution Specialty Materials Inc., a Delaware corporation (the “Company”), and its Subsidiaries (as hereinafter defined) by enabling directors and employees of, or consultants to, the Company or any of its Subsidiaries to acquire Shares (as hereinafter defined), thereby increasing their personal interest in such growth and success, and (b) to provide a means of rewarding outstanding performance by such persons to the Company and/or its Subsidiaries. Options granted under the Plan (the “Options”) shall be nonqualified stock options (“NSOs”). In this Plan, the terms “Parent” and “Subsidiary” mean “Parent Corporation” and “Subsidiary Corporation,” respectively, as such terms are defined in Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the “Code”). Unless the context otherwise requires, any NSO is referred to in this Plan as an “Option.”

ARTICLE II

DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person and/or one or more Affiliates thereof. The term “Control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The term “Affiliate” shall not include at any time (a) Apollo Real Estate Advisors, L.P., Apollo Real Estate Advisors II, L.P., Apollo Real Estate Advisors III, L.P., Apollo Real Estate Advisors IV, L.P., The Epoch Fund, The Excelsior Fund, Apollo International Real Estate Fund, L.P., Apollo GMAC Real Estate Mezzanine Fund, L.P. or any of their related investment funds or advisors or any of their respective portfolio companies (other than Apollo and its investment funds and advisors) and (b) any portfolio companies of Apollo Management IV, L.P., Apollo Management V, L.P., or any of their respective Affiliates.

“Board” has the meaning set forth in Section 3.1 hereof.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are not required by law to be open in New York, New York.

“Capital Stock” means any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all Common Stock and preferred stock.

“Cause” (i) with respect to an employee of the Company or any of its Subsidiaries, shall have the meaning defined in a written employment or similar agreement between the Company or any of its Subsidiaries and the Optionee as to which a determination of “Cause” is being made; provided, however, that if there is no written employment or similar agreement between the Company and the Optionee that defines what constitutes a termination for Cause for purposes of such agreement, what constitutes “Cause” shall be determined by the Committee in good faith, and (ii) with respect to a consultant who provides services to the Company pursuant to the MSA, what constitutes “Cause” shall be determined by the Steering Committee established under such MSA.

“Closing Date” means August 2, 2004.

“Code” has the meaning set forth in Article I hereof.

“Committee” has the meaning set forth in Section 3.1 hereof.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” has the meaning set forth in Article I hereof.

“Disability” has the meaning defined in a written employment or similar agreement between the Company or any of its Subsidiaries and the Optionee as to which a determination of “Disability” is being made; provided, however, that if there is no written employment or similar agreement between the Company and the Optionee that defines what constitutes a Disability for purposes of such agreement, “Disability” means, with respect to any Optionee, such Optionee’s incapacity to fulfill such Optionee’s duties or obligations to the Company due to injury or physical or mental illness, and such incapacity continues for more than two consecutive months or three months in the aggregate during any period of nine consecutive months, such incapacity to be determined by the Board in good faith.

“Effective Date” has the meaning set forth in Section 10.2 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” has the meaning set forth in Section 6.2 hereof.

“Good Reason” (i) with respect to an employee of the Company or any of its Subsidiaries, shall have the meaning set forth in any written agreement between the Company or any of its Subsidiaries and any Optionee as to which a determination of “Good Reason” is to be made; provided, however, that if no such written agreement exists, “Good Reason” shall be determined by the Committee in good faith, and (ii) with respect to a consultant who provides services to the Company pursuant to the MSA, what constitutes “Good Reason” shall be determined by the Steering Committee established under such MSA.

“Independent Third Party” means, immediately prior to the contemplated transaction, any Person which (a) does not own in excess of five percent (5%) of the Common Stock deemed outstanding, at such time (on a fully diluted basis) and (b) is not an Affiliate of any such owner.

“Investor” means Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., or any investment fund managed by Apollo Management IV, L.P. or any of its Affiliates, and any of their successors and assigns.

“Investor Investment” means direct or indirect investments in Shares, preferred stock or other securities of the Company made by the Investor on or after the Closing Date.

“Investor IRR” means the pretax compounded annual internal rate of return calculated on a semi-annual basis realized to the Investor on the Investor Investment, based on the aggregate amount invested by the Investor for all Investor Investments and the aggregate amount received by the Investor for all Investor Investments, assuming all Investor Investments were purchased by one Person and were held continuously by such Person. The Investor IRR shall be determined based on the actual time of each Investor Investment and actual cash received by the Investor in respect of all Investor Investments and including, as a return on such investment, any cash dividends, cash distributions or cash interest made by the Company or any Subsidiary in respect of such investment during such period, but excluding any other amounts payable that are not directly attributable to an Investor Investment.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of the Closing Date, among the Company and the holders party thereto, as it is amended, supplemented or restated from time to time.

“MSA” means the Management Services Agreement, dated as of May 27, 2004, between Resolution Performance Products LLC and the Company.

“NASDAQ” has the meaning set forth in Section 6.2(a) hereof.

“Notice” has the meaning set forth in Section 8.2 hereof.

“NSOs” has the meaning set forth in Article I hereof.

“Option” has the meaning set forth in Article I hereof.

“Option Agreement” has the meaning set forth in Section 5.2 hereof.

“Option Price” has the meaning set forth in Section 6.1 hereof.

“Option Shares” has the meaning set forth in Section 8.2(b) hereof.

“Optionees” has the meaning set forth in Section 5.1(a).

“Permitted Transferee” means, with respect to an Optionee, such Optionee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former-spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests. Any transfer to a Permitted Transferee shall be solely as a gift for estate planning purposes and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee). In considering any proposed transfer, the Board may request such information, and require such representations and assurances, as it deems advisable to ensure the consistency of the transfer to such Permitted Transferee with the foregoing restrictions and any other applicable legal and regulatory requirements.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Plan” has the meaning set forth in Article I hereof

“Public Offering” means the closing of a public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include an offering made in connection with an employee benefit plan or made primarily to employees or consultants of the Company.

“Realization Event” means (a) the consummation of a Sale of the Company for cash or (b) any transaction or series of related transactions in which the Investor sells at least 50% of the Shares directly or indirectly acquired by it and at least 50% of the aggregate of all Investor Investments.

“Reorganization” has the meaning set forth in Section 9.1 hereof.

“Reserved Shares” means, at any time, an aggregate of 36,000 Shares.

“RPP” means Resolution Performance Products LLC, a Delaware limited liability company, and its subsidiaries.

“Rule 16b-3” has the meaning set forth in Section 3.1 hereof.

“Sale of the Company” means the sale of the Company to one or more Independent Third Parties, pursuant to which such party or parties acquire (a) Capital Stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company’s Capital Stock) or (b) all or substantially all of the Company’s assets determined on a consolidated basis. Notwithstanding the foregoing, if, after such sale of the Company, the Investors, in the aggregate, control, directly or indirectly, at least 35% of the combined entity, such sale of the Company will not be deemed to constitute a Sale of the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of Common Stock.

“Subsidiary” has the meaning set forth in Article I hereof.

“Termination Date” means the tenth anniversary of the Effective Date.

“Termination of Relationship” means (a) if the Optionee is an employee of the Company or any of its Subsidiaries, the termination of the Optionee’s employment with the Company and its Subsidiaries for any reason; (b) if the Optionee is a consultant to the Company or any of its Subsidiaries, the termination of the Optionee’s consulting relationship with the Company and its Subsidiaries for any reason (a termination of such consultant’s relationship with RPP shall be deemed a termination of the consulting relationship with the Company); and (c) if the Optionee is a director of the Company or any of its Subsidiaries, the termination of the Optionee’s service as a director of such Company and its Subsidiaries for any reason.

“Vested Options” means Options that have vested in accordance with the applicable Option Agreement.

ARTICLE III

ADMINISTRATION OF THE PLAN; SHARES SUBJECT TO THE PLAN

3.1	Committee.

The Plan shall be administered by the Board of Directors of the Company (the “Board”) or the Compensation Committee (the “Committee”) appointed from time to time by the Board; provided, however, that, if, and for so long as, it shall be required to comply with Rule 16b-3 (“Rule 16b-3”) promulgated by the Securities and Exchange Commission (the “SEC”) under the Exchange Act, in order to permit officers and directors of the Company to be exempt from the provisions of Section 16(b) of the Exchange Act with respect to transactions effected pursuant to the Plan, each of such persons, at the effective date of his or her appointment to the Committee and at all times thereafter while serving on the Committee, shall be a “disinterested person” within the meaning of Rule 16b-3. Any vacancy on the Committee, whether due to action of the Board or any other cause, shall be filled by the Board. The term “Committee” shall, for all purposes of the Plan other than this Article III, be deemed to refer to the Board if the Board is administering the Plan

3.2	Procedures.

The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. The entire Committee shall constitute a quorum and the actions of the entire Committee present at a meeting, or actions approved in writing by the entire Committee, shall be the actions of the Committee.

3.3	Interpretation.

Except as may otherwise be expressly reserved to the Board as provided herein, and with respect to any Option, except as may otherwise be provided in the Option Agreement evidencing such Option, the Committee shall have all powers with respect to the administration of the Plan, including the interpretation of the provisions of the Plan and any Option Agreement (including, without limitation, whether any particular termination of employment is for Cause or Good Reason), and all decisions of the Board or the Committee, as the case may be, shall be reasonable and made in good faith and shall be conclusive and binding on all participants in the Plan. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Company. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company. No director, officer or agent of the Company or any Subsidiary will be liable for any action, omission or decision under this Plan taken, made or omitted in good faith.

3.4	Number of Shares.

Subject to the provisions of Article IX (relating to adjustments upon changes in capital structure and other corporate transactions), the aggregate number of Shares with respect to which Options may be granted under the Plan shall not exceed the Reserved Shares. If and to the extent that Options granted under the Plan terminate, are reduced in number, expire or are canceled without having been fully exercised, new Options may be granted under the Plan with respect to the Shares covered by the unexercised portion of such terminated, expired or canceled Options.

3.5	Reservation of Shares.

The number of Shares reserved for issuance upon the exercise of Options granted under the Plan shall at no time be less than the maximum number of Shares which may be purchased at any time pursuant to outstanding Options.

ARTICLE IV

ELIGIBILITY

4.1	General.

Options may be granted under the Plan only to persons who are employees or directors of, or consultants to, the Company or any of its Subsidiaries on the date of the grant. The employees and independent contractors of RPP who are involved in the provision or oversight of certain services to RSM pursuant to the terms of the MSA will be deemed to be consultants to the Company or any of its Subsidiaries and such employees and/or independent contractors may be granted options under the Plan. All Options granted under the Plan shall be NSOs.

ARTICLE V

GRANT OF OPTIONS

5.1	General.

Subject to Section 5.6, Options may be granted under the Plan at any time and from time to time on or prior to the Termination Date. Subject to the provisions of the Plan, the Committee shall have plenary authority, in its sole discretion, to determine:

(a) The persons (from among the class of persons eligible to receive Options under the Plan) to whom Options shall be granted (the “Optionees”);

(b) The time or times at which Options shall be granted; and

(c) The number of Shares for which an Option may be exercisable.

5.2	Option Agreements.

Each Option granted under the Plan shall be designated as an NSO and shall be subject to the terms and conditions applicable to NSOs set forth in the Plan. Each Option shall specify the number of Shares for which such Option shall be exercisable and the exercise price for such Shares. In addition, each Option shall be evidenced by a written agreement (an “Option Agreement”) that shall be executed by the Company and the Optionee.

5.3	Vesting.

The Committee, in its sole discretion, shall determine whether and to what extent any Options are subject to vesting based upon the Optionee’s continued service to, or the performance of duties for, the Company and its Subsidiaries.

5.4	No Evidence of Employment or Service.

Nothing contained in the Plan or in any Option Agreement shall confer upon any Optionee any right with respect to the continuation of his or her employment by or service with the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary, in its sole discretion, (subject to the terms of any separate agreement to the contrary) at any time to terminate such employment or service or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

5.5	Date of Grant.

The date of grant of an Option under this Plan shall be the date as of which the Committee approves the grant; provided, however, the date of grant shall in no event be earlier than the date as of which the Optionee becomes an employee, director or consultant of the Company or one of its Subsidiaries

5.6	Shares.

Options shall be granted to purchase a specified number of Shares not to exceed, in the aggregate, the Reserved Shares. Options may only be exercisable for whole Shares.

5.7	Term.

Each Option shall expire not more than ten years after its date of grant. Each Option will be subject to earlier termination as provided in or pursuant to Article VII or Section 9.3. Any payment of for the exercise price of an Option may be delayed until a future date if specifically authorized by the Committee in writing and by the Optionee.

ARTICLE VI

OPTION PRICE

6.1	General.

The price (the “Option Price”) at which each Share may be purchased shall be determined by the Committee and set forth in the Option Agreement.

6.2	Determination of Fair Market Value.

For purposes of the Plan, the “Fair Market Value” of a Share shall be determined as follows:

(a) if such Shares are publicly traded, (x) the closing price on the Business Day immediately preceding the date of the grant if any trades were made on such Business Day and such information is available, otherwise the average of the last bid and asked prices on the Business Day immediately preceding the date of grant in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations System (“NASDAQ”) or (y) if such Shares are then traded on a national securities exchange, the closing price on the Business Day immediately preceding the date of grant, if any trades were made on such Business Day and such information is available, otherwise the average of the high and low prices on the Business Day immediately preceding the date of grant on the principal national securities exchange on which it is so traded; or

(b) if there is no public trading market for such Shares, the fair market value of such Shares on the date of grant as reasonably determined in good faith by the Committee after taking into consideration all factors which it deems appropriate.

Notwithstanding anything contained in the Plan to the contrary, all determinations pursuant to Section 6.2(b) shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse.

6.3	Repricing of NSOs.

Subsequent to the date of grant of any NSO, the Committee may, at its discretion and with the written consent of the Optionee and the prior approval of the Board, establish a new Option Price for such NSO so as to increase or decrease the Option Price of such NSO.

ARTICLE VII

AUTOMATIC TERMINATION OF OPTIONS

Unless otherwise prescribed by the Committee, each Option granted under the Plan shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

(a) such date or dates set forth in the applicable Option Agreement, consistent with the terms of this Plan;

(b) the tenth anniversary on which such Option is granted;

(c) if an Optionee’s employment by or service to the Company is terminated other than due to death or Disability of the Optionee, the thirtieth day following the date of such termination;

(d) if an Optionee’s employment by or service to the Company is terminated due to death or Disability of the Optionee, six months after the date of such death or Disability; and

(e) the termination date specified in any Option Agreement evidencing such Option.

Any Shares that are not acquired as a result of an Option expiring without being fully exercised shall be available for award by the Committee to another eligible person.

ARTICLE VIII

PROCEDURE FOR EXERCISE

8.1	Payment.

(a) An Optionee shall pay for the exercise of a Vested Option in United States currency by cash or personal or certified check payable to the Company in an amount equal to the aggregate Option Price of the Shares with respect to which the Option is being exercised.

8.2	Notice.

An Optionee (or other person, as provided in Section 10.2) may exercise an Option (for the Shares represented thereby) granted under the Plan in whole or in part (but for the purchase of whole Shares only), as provided in the Option Agreement evidencing his or her Option, by delivering a written notice (the “Notice”) to the Secretary of the Company. The Notice shall state:

(a) That the Optionee elects to exercise the Option;

(b) The number of Shares with respect to which the Option is being exercised (the “Option Shares”);

(c) The method of payment for the Option Shares (which method must be available to the Optionee under the terms of his or her Option Agreement);

(d) The date upon which the Optionee desires to consummate the purchase (which date must be prior to the termination of such Option);

(e) A copy of any election filed or intended to be filed by the Optionee with respect to such Option Shares pursuant to Section 83(b) of the Code; and

(f) Any additional provisions consistent with the Plan as the Committee may from time to time require.

The exercise date of an Option shall be the date on which the Company receives the Notice from the Optionee. Such Notice shall also contain, to the extent such Optionee is not then a party to the Investor Rights Agreement, an Adoption Agreement, in form and substance satisfactory to the Board pursuant to which the Optionee agrees to become a party to the Investor Rights Agreement.

8.3	Issuance of Certificates.

The Company shall issue stock certificates in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 10.2), for the securities purchased upon exercise of an Option as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such securities; provided that the Company, in its sole discretion, may elect to not issue any fractional Shares upon the exercise of any Options (determining the fractional Shares after aggregating all Shares issuable to a single holder as a result of an exercise of an Option for more than one Share) and in lieu of issuing such fractional Shares, shall pay the Optionee the fair market value thereof as determined by the Board in good faith. Neither the Optionee nor any person exercising an Option in accordance with the provisions of Section 10.2 shall have any privileges as a stockholder of the Company with respect to any Shares of stock subject to an Option granted under the Plan until the date of issuance of stock certificates pursuant to this Section 8.3.

ARTICLE IX

ADJUSTMENTS

9.1	Changes in Capital Structure.

If the Common Stock is changed by reason of a stock split, reverse stock split, or stock combination, stock dividend or distribution, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization (a “Reorganization”), the Board shall, and, if special cash dividends are declared or paid on Common Stock, the Board may, make such adjustments in the number and class of shares of stock available under the Plan as shall be necessary to preserve to an Optionee rights substantially consistent with his rights existing immediately prior to such transaction or event (but subject to the limitations and restrictions on such rights), including, without limitation, a corresponding adjustment changing the number and class of shares allocated to, and the Option Price of, each Option or portion thereof outstanding at the time of such change. The Company will not, in any event, permit the exercise price of any Option to be less than the par value of the Common Stock.

9.2	Special Rules.

The following rules shall apply in connection with Section 9.1 above:

(a) No adjustment shall be made for cash dividends (except as described in Section 9.1) or the issuance to stockholders of rights to subscribe for additional Shares, or other securities; and

(b) Any adjustments referred to in Section 9.1 shall be made by the Board in its discretion and shall, absent manifest error, be conclusive and binding on all Persons holding any Options granted under the Plan.

9.3	Right to Include Vested Options upon a Realization Event.

Upon a Realization Event, the Company may, but is not obligated to, purchase each outstanding Vested Option for an amount equal to (a) the amount per share received in respect of the Shares sold in such transaction constituting the Realization Event (b) less the Option Price thereof.

ARTICLE X

RESTRICTIONS ON OPTIONS AND OPTION SHARES

10.1	Compliance With Securities Laws.

No Options shall be granted under the Plan, and no Shares shall be issued and delivered upon the exercise of Options granted under the Plan, unless and until the Company and/or the Optionee shall have complied with all applicable Federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

The Committee in its discretion may, as a condition to the exercise of any Option granted under the Plan, require an Optionee (a) to represent in writing that the Shares received upon exercise of an Option are being acquired for investment and not with a view to distribution and (b) to make such other representations and warranties as are deemed reasonably appropriate by the Company. Stock certificates representing Shares acquired upon the exercise of Options that have not been registered under the Securities Act shall, if required by the Committee, bear the legends as may be required by the Investor Rights Agreement and Option Agreement evidencing a particular Option. Without in any way limiting the provisions set forth above, no Optionee shall make any disposition of all or any portion of Shares acquired or to be acquired pursuant to an Option, except in compliance with all applicable federal and state securities laws and the provisions of the Investor Rights Agreement.

10.2	Nonassignability of Option Rights.

No Option granted under this Plan shall be assignable or otherwise transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee may provide in the Option Agreement evidencing an Option that the Option may, upon approval by the Committee, be transferred solely for estate planning purposes to a Permitted Transferee. An Option may be exercised during the lifetime of the Optionee only by the Optionee. If an Optionee dies, his or her Options shall thereafter be exercisable, during the period specified in Article VII or the applicable Option Agreement (as the case may be), by his or her executors or administrators to the full extent (but only to such extent) to which such Options were exercisable by the Optionee at the time of his or her death.

Before issuing any Shares upon exercise of Options to any person who is not already a party to the Investor Rights Agreement, the Company shall obtain, in appropriate form, an executed Adoption Agreement from such person unless a Public Offering shall have already occurred.

This Plan shall become effective on the date of its adoption by the Board (the “Effective Date”).

10.3	Restrictions for Foreign Jurisdictions.

All Optionees who are residents of the jurisdictions listed on Schedule I shall be subject to the additional restrictions set forth on Schedule I attached hereto. The Committee may update Schedule I from time to time.

ARTICLE XI

TERMINATION OF THE PLAN

Unless terminated earlier by the Board, the Plan shall terminate on the Termination Date. No Options may be granted after the Termination Date. Any Option outstanding as of the Termination Date shall remain in effect until the earlier of the exercise thereof and the Option Term with respect to such Option.

ARTICLE XII

AMENDMENT OF PLAN

The Plan may be modified or amended in any respect by the Committee with the prior approval of the Board; provided, however, that the approval of the holders of a majority of the votes that may be cast by all of the holders of shares of common stock of the Company entitled to vote (voting together as a single class, with each such holder entitled to cast one vote per share held by such holder) shall be obtained prior to any such amendment becoming effective if such approval is required by law, is necessary to comply with regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, listing agency rule or is deemed necessary or advisable by the Board.

ARTICLE XIII

CAPTIONS

The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

ARTICLE XIV

WITHHOLDING TAXES

Whenever, under the Plan, securities are to be delivered to an Optionee upon exercise of an NSO, such Optionee shall remit or, in appropriate circumstances, agree to remit when due, an amount sufficient to satisfy all current or estimated future Federal, state, local and foreign withholding tax and employment tax requirements relating thereto. The Company shall be entitled to require as a condition of delivery of securities under the Plan that the Optionee remit or, in the appropriate cases, agree to remit when due, or deduct from such number of securities to be delivered to Optionee the number of securities necessary for the Company to satisfy all current or estimated future Federal, state, local and foreign withholding tax and employment tax requirements relating thereto.

ARTICLE XV

REGISTRATION ON FORM S-8

On or prior to the first anniversary of a public offering by the Company of Capital Stock, the Company will file or cause to be filed, and will use commercially reasonable efforts to cause to be effective, a registration statement on Form S-8 with respect to the sale of Shares purchased upon the exercise of Options; provided that the Company may delay such filing on one or more occasions for up to 180 days if the Company determines that the filing of a Form S-8 would require disclosure that the Company deems advisable to defer.

ARTICLE XVI

OTHER PROVISIONS

Each Option granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

ARTICLE XVII

NUMBER AND GENDER

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice versa, as the context requires.

ARTICLE XVIII

GOVERNING LAW

All questions concerning the construction, interpretation and validity of this Plan and the instruments evidencing the Options granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Plan, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

ARTICLE XIX

MISCELLANEOUS

Shares of Common Stock payable under this Plan upon the exercise of Options will be payable in shares of Common Stock or from the general assets of the Company, and (except as provided in Article III) no special or separate reserve, fund or deposit will be made to assure payment of such Options. No grantee, beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company by reason of any Option hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any grantee, beneficiary or other person. To the extent that a grantee, beneficiary or other person acquires a right to receive payment pursuant to any Option hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

The Company shall deliver annually to the Optionees such financial statements of the Company as are required to satisfy applicable securities laws.

The Investor Rights Agreement provides for additional restrictions and limitations with respect to the Common Stock (including additional restrictions and limitations on the voting or transfer of Common Stock). To the extent that such restrictions are greater than those set forth in this Plan or any Option Agreement, such restrictions and limitations shall apply to any shares acquired pursuant to the exercise of Options or otherwise issued or delivered pursuant to an Option and are incorporated herein by this reference.

The Certificate of Incorporation and Bylaws of the Company, as either of them may lawfully be amended, supplemented or restated from time to time, may provide for additional restrictions and limitations with respect to the Common Stock (including additional restrictions and limitations on the voting or transfer of Common Stock) or priorities, rights and preferences as to securities and interests prior in rights to the Common Stock. To the extent that these restrictions and limitations are greater than those set forth in this Plan or any Option Agreement, such restrictions and limitations shall apply to any shares of Common Stock acquired pursuant to the exercise of Options and are incorporated herein by this reference.

* * * * * *

As adopted by the Board of Directors and approved by the shareholders of Resolution Specialty Materials Inc. on August         , 2004.

SCHEDULE I1

1. This Schedule (the “NL Plan Schedule”) aims to broaden the scope of the Resolution Specialty Materials Inc. (the “Company”) 2004 Stock Option Plan (the “Plan”) to applicability in and to The Netherlands and to ensure conformity with the laws of The Netherlands.

2. The NL Plan Schedule is supplemental to, and should be read in conjunction with, the Plan and the other documents relating thereto.

3. Capitalized terms used herein shall have the same meaning as defined in the Plan, unless expressly stated otherwise.

4. Optionees who are residents of The Netherlands shall not offer or sell any Shares of the Company received under the Plan through a stock exchange located in The Netherlands or to any resident of The Netherlands.

5. With respect to participation in the Plan by Optionees in The Netherlands the following applies:

(a) Each Optionee who is a resident of The Netherlands is an employee or director of the Company or an Affiliate.

(b) An Affiliate shall mean “a subsidiary (dochtermaatschappij) of the Company, as defined in article 2:24a of the Dutch Civil Code.”

6. No damages or compensation shall be payable as a consequence of termination of employment of an Optionee who is a resident of The Netherlands (whether or not circumstances give rise to a claim for unfair dismissal (kennelijk onredelijk ontslag)) or for any other reason whatsoever to compensate him or her for the loss of any rights under the Plan. Each Optionee who is a resident of The Netherlands shall be deemed to irrevocably have waived any such rights to which he or she may otherwise have been entitled.

7. In the event the Company will be listed on a stock exchange the following rules shall apply:

(a) It is prohibited for any person in possession of Inside Information (as defined below) to perform or effect in or from The Netherlands a transaction in:

(i) securities which are listed on a securities exchange or securities of which is may be expected that they will be shortly admitted to such exchange; or

(ii) securities of which the price will also be influenced by the securities as referred to under (i) hereof.

[1]	To be confirmed and updated by local counsel and other jurisdictions to be added.

This includes the granting and acceptance of Options and subsequent sale of the (depository receipts of) Shares acquired under this Plan.

(b) For the purposes hereof, Inside Information shall have the following meaning:

Inside Information is all information in the sense of article 46, section 2 of the Netherlands Securities Market Supervision Act 1995 (Wet toezicht effectenverkeer 1995), being the knowledge of specific information concerning a legal person, company or institution to which the securities in question relate or concerning the trade in these securities:

(i) which has not been disclosed to the public; and

(ii) whereof the disclosure, as may reasonably be expected, could have an influence on the price of the securities concerned, irrelevant the direction of the price.

8. The Company shall notify the Dutch Securities Board (Stichting Toezicht Effectenverkeer) at least two months prior to every grant of Options. The Board will as of that moment provide for a consistent policy regarding the conditions and regularity of the Plan.

9. While in the possession of Inside Information, an option holder can nevertheless exercise his Options if the Options are exercised at maturity or within five Business Days prior to maturity. The intention to sell the Shares or depository receipts of Shares should be notified to the Company at least two month before the date of maturity.

10. When notification as described above has taken place, the sale of (depository receipts of) Shares become obligatory on maturity or within five Business Days prior to maturity.

11. If the exercise of Options is not followed by an immediate sale of the acquired Shares or depository receipts for Shares, there is no notification duty as described above. However, the Options still have to be exercised at maturity or within five Business Days prior to maturity. In such case, the person involved can only conduct or effect transactions in the Shares (or depository receipts of Shares) at a time he is no longer in the possession of inside information.

12. Early exercise of Options is possible if the option holder at the time of exercising (and—if applicable—at the time of disposal of acquired Shares or depository receipts of Shares) has no Inside Information. The rules mentioned in respect of Inside Information above do not apply.

13. By acceptance of one or more Options, an Optionee shall, from the moment onwards that it is likely that the Shares will be admitted to listing on an official stock exchange and as long as the Optionee holds an Option, a Share or (other) securities to the extent these securities relate to the Company, comply with:

(a) articles 46 to 46d of the Netherlands Securities Market Supervision Act 1995;

2

(b) any decrees and regulations issued pursuant thereto, as in force at the relevant time; and

(c) from the moment onwards that the Board adopts an internal rulebook in accordance with article 46d of the Netherlands Securities Market Supervision Act 1995, the rules contained in this internal rulebook. This includes certain notification obligations for certain officers to the Dutch Securities Board for transactions in the Company’s securities.

14. A copy of the relevant legislation referred to under (a) and (b) above shall be made available upon request at the offices of the Company. The internal rulebook referred to under (iii) shall be provided to all Optionees at the time when this internal rulebook is adopted

3